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                                                          DRAFT:  March 25, 1997
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               [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                                                     Exhibit 5.1


                                March 26, 1997


USX Capital Trust I
c/o USX Corporation
600 Grant Street
Pittsburgh, Pennsylvania 15219

         Re:  USX Capital Trust I
              -------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to USX Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the proposed issuance of Convertible Preferred Securities of the Trust to beneficial owners pursuant to and as described in Registration Statement Nos. 333-23291 and 333-23291-01 (and the Prospectus forming a part thereof) on Form S-4 filed with the Securities and Exchange Commission on March 14, 1997, as amended by Pre-Effective Amendment No. 1 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as an exhibit to the Registration Statement (the "Governing Instrument").

         In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on March 13, 1997 (the "Certificate"); a Declaration of Trust of the Trust dated as of March 13, 1997 (the "Original Governing Instrument"); the Governing Instrument; the Multiple Series Indenture to be entered into between the USX Corporation (the "Company") and The Bank of New York, as Trustee (the "Base Indenture"); the Guarantee Agreement to be entered into by the Company and The Bank of New York, as Trustee; the First Supplemental Indenture, supplementing the Base Indenture, to be entered into between the Company and The Bank of New York, as Trustee; the Dealer Manager Agreement relating to the Convertible Preferred Securities among the Company, the Trust, Goldman, Sachs & Co. and Merrill Lynch & Co. (the "Dealer Manager Agreement"); the Registration Statement; and a certificate of good standing of the Trust obtained

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USX Capital Trust I
March 26, 1997
Page 2

as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Dealer Manager Agreement prior to the first issuance of Convertible Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable; (v) that each Person that will acquire Convertible Preferred Securities in the "Exchange Offer" (as defined in Registration Statement and as used herein, the "Exchange Offer"), will validly tender shares of 6.50% Convertible Preferred Stock of the Company in exchange therefor, that such shares of 6.50% Convertible Preferred Stock will be duly accepted, and that such Person will duly receive Convertible Preferred Securities Certificates in consideration thereof, all in accordance with the terms and conditions of the Governing Instrument, Registration Statement and the Dealer Manager Agreement and that the Convertible Preferred Securities are otherwise issued and sold to the Convertible Preferred Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Dealer Manager Agreement; (vi) that the Company, as Sponsor, will issue and exchange Debentures in the same aggregate principal amount as the aggregate stated liquidation amount of the Common Securities and the Convertible Preferred Securities to be exchanged therefor in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Dealer Manager Agreement; and
(vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are not other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no
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USX Capital Trust I
March 26, 1997
Page 3



opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Convertible Preferred Securities. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly created and validly existing business trust in good standing as a business trust under the laws of the State of Delaware.

     2. The Convertible Preferred Securities, upon issuance pursuant to the Exchange Offer, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

     3.  Under the Delaware Business Trust Act, 12 Del. C. section 3801 et. seq.
                                                   -------              --------
and the terms of the Governing Instrument, each Convertible Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Convertible Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that (a) pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and (b) pursuant to the Governing Instrument, Convertible Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as
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USX Capital Trust I
March 26, 1997
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of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                           Very truly yours,


                                           MORRIS, NICHOLS, ARSHT & TUNNELL


                                           /s/ Morris, Nichols, Arsht & Tunnell